                                                                   EXHIBIT 99.2



                                 OLD FORGE BANK
                                 --------------

                              FINANCIAL STATEMENTS
                              --------------------

                           DECEMBER 31, 2008 AND 2007
                           --------------------------

To the Board of Directors and Stockholders
Old Forge Bank
Old Forge, Pennsylvania


                          Independent Auditor's Report
                          ----------------------------

      We have audited the accompanying balance sheets of Old Forge Bank as of December 31, 2008 and 2007, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Old Forge Bank as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ McGrail Merkel Quinn & Associates


Scranton, Pennsylvania
February 27, 2009

                                 OLD FORGE BANK
                                 BALANCE SHEETS
                           DECEMBER 31, 2008 AND 2007


ASSETS                                                 2008                2007
------                                            ------------       ------------
Cash and due from banks                           $  4,275,208       $  5,529,693
Federal funds sold                                           -          1,750,000
                                                  ------------       ------------
     Cash and cash equivalents                       4,275,208          7,279,693
                                                  ------------       ------------

Investment securities, available-for-sale           40,032,674         42,650,195
                                                  ------------       ------------
Loans, net of unearned income                      169,789,352        157,458,925
Allowance for loan losses                           (1,428,600)        (1,868,708)
                                                  ------------       ------------
     Net loans                                     168,360,752        155,590,217
                                                  ------------       ------------
Accrued interest receivable                          1,104,030          1,125,124
Bank premises and equipment, net                     1,700,597          1,755,222
Other real estate owned                                210,145            102,174
Cash surrender value of life insurance               6,166,305          5,952,197
Other assets                                         1,411,978          1,133,810
                                                  ------------       ------------
     Total assets                                 $223,261,689       $215,588,632
                                                  ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits
     Non-interests bearing                        $ 27,413,367       $ 29,464,741
     Interest bearing                              153,044,188        150,742,648
                                                  ------------       ------------
        Total deposits                             180,457,555        180,207,389

Short-term borrowing                                 7,500,000                  -
Accrued interest payable                               387,362            478,472
Other liabilities                                    1,438,229          1,421,986
                                                  ------------       ------------
        Total liabilities                          189,783,146        182,107,847
                                                  ------------       ------------
Common stock, $2.50 par value, 1,000,000
  shares authorized, 558,994 shares issued
  and outstanding                                    1,397,485          1,397,485
Additional paid-in-capital                           4,602,515          4,602,515
Retained earnings                                   28,361,258         27,494,152
Accumulated other comprehensive income                (882,715)           (13,367)
                                                  ------------       ------------
        Total stockholders' equity                  33,478,543         33,480,785
                                                  ------------       ------------
        Total liabilities and
          stockholders' equity                    $223,261,689       $215,588,632
                                                  ============       ============

     The accompanying Notes are an integral part of these Financial Statements.

                                 OLD FORGE BANK
                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2008 AND 2007

                                                                 2008               2007
                                                             -----------         -----------
Interest income
     Interest and fees on loans                              $10,184,452         $10,446,848
     Interest and dividends on investment securities:
        Taxable                                                  559,928             499,846
        Tax-exempt                                             1,219,003           1,320,146
     Interest on Federal funds sold                               32,882              71,245
                                                             -----------         -----------
        Total interest income                                 11,996,265          12,338,085
                                                             -----------         -----------
Interest expense
     Interest on deposits                                      4,361,305           4,702,793
     Interest on short-term borrowings                            47,333              38,691
                                                             -----------         -----------
        Total interest expense                                 4,408,638           4,741,484
                                                             -----------         -----------
        Net interest income                                    7,587,627           7,596,601

Provision for loan losses                                        300,000             150,000
                                                             -----------         -----------
Net interest income, after provision for loan losses           7,287,627           7,446,601
                                                             -----------         -----------
Other income
     Service charges and other fees                              485,754             593,530
     Other operating income                                      293,675             546,448
     Gain (loss) on the sale of securities, net                   19,801             (12,895)
                                                             -----------         -----------
        Total other income                                       799,230           1,127,083
                                                             -----------         -----------
Other expenses
     Salaries and employees benefits                           2,823,812           2,946,826
     Occupancy expense                                           270,946             262,631
     Furniture and equipment expense                             272,639             230,901
     State shares tax                                            355,736             334,203
     Other operating expenses                                  1,279,105           1,082,211
                                                             -----------         -----------
        Total other expenses                                   5,002,238           4,856,772
                                                             -----------         -----------
        Income before income taxes                             3,084,619           3,716,912

Applicable income taxes                                          565,000             656,000
                                                             -----------         -----------
     Net income                                              $ 2,519,619         $ 3,060,912
                                                             ===========         ===========
     Net income per common share                             $      4.51         $      5.48
                                                             ===========         ===========

     The accompanying Notes are an integral part of these Financial Statements.

                                 OLD FORGE BANK
                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 2008 AND 2007


                                                     Additional                                                    Total
                                        Common         Paid-in        Retained       Accumulated Other         Stockholders'
                                         Stock         Capital        Earnings      Comprehensive Income          Equity
                                     -----------     ----------      -----------    --------------------       --------------
Balance, December 31, 2006            $1,397,485     $4,602,515      $25,998,422       $  (65,999)              $31,932,423
Comprehensive income:
  Net income, 2007                             -              -        3,060,912                -                 3,060,912
  Unrealized gains on securites,
    net of securities, net of
    reclassification adjustment                -              -                -           52,632                    52,632
                                                                                                               --------------
Comprehensive income                                                                                              3,113,544

Cash dividends declared
  ($2.80 per share)                           -               -       (1,565,182)               -                (1,565,182)
                                     -----------     ----------      -----------    --------------------       --------------

Balance, December 31, 2007            1,397,485       4,602,515       27,494,152          (13,367)               33,480,785

Cumulative effect of a
  change in accounting principle              -               -          (87,330)               -                   (87,330)

Comprehensive income:
  Net income, 2008                            -               -        2,519,619                -                 2,519,619
  Unrealized losses on
    securities, net of
    reclassification adjustment               -               -                -         (869,348)                 (869,348)
                                                                                                               --------------
Comprehensive income                                                                                              1,650,271

Cash dividends declared
($2.80 per share)                             -               -       (1,565,183)               -                (1,565,183)
                                     -----------     ----------      -----------    --------------------       --------------
Balance, December 31, 2008           $1,397,485      $4,602,515      $28,361,258       $ (882,715)              $33,478,543
                                     ===========     ==========      ===========    ====================       ==============

     The accompanying Notes are an integral part of these Financial Statements.

                                 OLD FORGE BANK
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2008 AND 2007


                                                                           2008                    2007
                                                                       -----------             ------------
Operating activities
     Net income                                                        $ 2,519,619             $ 3,060,912
     Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses                                         300,000                 150,000
         Depreciation                                                      144,479                 120,171
         Amortization of intangible assets                                  50,032                  50,032
         Deferred income tax provision                                     113,332                  29,159
         Increase in cash surrender value of life insurance               (214,108)               (307,594)
         Amortization of securities (net of accretion)                     244,468                 290,255
         Net realized (gain) loss on securities available-for-sale         (19,801)                 12,895
         Decrease (increase) in interest receivable                         21,094                 (17,402)
         Decrease in deferred revenue                                      (36,811)                      -
         Decrease in other assets                                            6,314                  80,592
         Decrease in interest payable                                      (91,110)                (32,632)
         Decrease in other liabilities                                     (71,087)                (16,599)
                                                                       -----------             ------------
            Net cash provided by operating activities                    2,966,421               3,419,789
                                                                       -----------             ------------

Investing activities
     Proceeds from sales of securities available-
       for-sale                                                          4,609,312               4,522,806
     Proceeds from repayments of securities
       available-for-sale                                                7,202,737               1,957,463
     Purchases of securities available-for-sale                        (10,736,389)             (5,532,083)
     Net loans originated                                              (13,149,377)             (3,808,373)
     Proceeds from other real estate                                         7,682                   7,094
     Investment in premises and equipment                                  (89,854)               (263,030)
     Proceeds from life insurance policies                                       -                 563,073
                                                                       -----------             ------------
            Net cash used in investing activities                      (12,155,889)             (2,553,050)
                                                                       -----------             ------------
Financing activities
     Short term borrowings                                               7,500,000                       -
     Net decrease in demand and savings deposits                        (7,045,585)             (1,412,459)
     Net increase in time deposits                                       7,295,751                 707,600
     Cash dividends paid                                                (1,565,183)             (1,565,182)
                                                                       -----------             ------------
           Net cash provided by (used in) financing activities           6,184,983              (2,270,041)
                                                                       -----------             ------------

           Net cash decrease in cash and cash equivalents               (3,004,485)             (1,403,302)

Cash and cash equivalents at January 1                                   7,279,693               8,682,995
                                                                       -----------             ------------
Cash and cash equivalents at December 31                                $4,275,208              $7,279,693
                                                                       ===========             ============

     The accompanying Notes are an integral part of these Financial Statements.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

      The accounting policies of Old Forge Bank (the Bank) conform with accounting principles generally accepted in the United States of America and with general practice within the banking industry. A description of the significant accounting policies is presented below.

      Nature of Operations
      --------------------

            The Bank operates under a state bank charter and provides a variety of financial services to individual and corporate customers in Northeastern Pennsylvania from its banking facilities located in Old Forge, Peckville and Duryea, Pennsylvania. The Bank's primary deposit products are interest-bearing savings and checking accounts and certificates of deposit. Its primary lending products are individual and corporate real estate and installment loans.

      Basis of Presentation
      ---------------------

            The accrual basis of accounting is used, except that certain minor sources of income and expenses are recorded on the cash basis, the results of which approximate the accrual basis.

      Use of Estimates
      ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

            Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

      Investment Securities
      ---------------------

            The Bank's investments in securities are classified and accounted for as follows:

      Securities Available-for-Sale  Securities available-for-sale consist of
      -----------------------------
      bonds, notes, debentures, and equity securities and are carried at fair value with unrealized holding gains and losses, net of tax, reported as a separate component of other comprehensive income until realized.

            Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income.

-----------------------------------------------------------------

      Loans
      -----

            Loans are stated at the principal amount outstanding, net of any unearned discount and the allowance for loan losses. Loan interest income is accrued on the principal amount outstanding, except for interest income on installment loans which is recognized on the actuarial method or the simple interest method.

            Loan commissions paid under the Bank's dealer incentive program are amortized over the dealer commitment participation period with the corresponding expense recorded as an offset to interest income on the related loans.

            Loans are generally placed on non-accrual or impaired status when principal or interest is past due 90 days or more and when, in the opinion of management, the collectability of principal or interest is in doubt. At the time a loan is placed on non-accrual or impaired status, interest previously accrued but not collected is charged against current income. Loans are returned to accrual status when the collection of past due interest and principal is probable or the loan has been modified and the borrower has demonstrated the willingness and ability to pay currently for a reasonable period of time.

      Allowance for Loan Losses
      -------------------------

            The allowance for loan losses is based on management's judgment of an amount that is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors including current economic conditions, prior loan loss experience, the composition of the portfolio and management's estimate of anticipated credit losses.

      Bank Premises and Equipment
      ---------------------------

            Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method and is charged to operations over the estimated useful lives of the assets (5 to 40 years). Maintenance and repairs are charged to operating expense as incurred.

      Long-Lived Assets
      -----------------

            The Company reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amounts of the assets might not be recoverable, as prescribed in Statement Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144).

      Intangible Assets
      -----------------

            Included in "Other assets" on the accompanying Balance Sheets is $750,480 of start-up costs, net of accumulated amortization of $600,385 and $550,353 as of December 31, 2008 and 2007, respectively. These costs were incurred in connection with a Bank expansion program and are being amortized using the straight-line method over a 15 year period.

-----------------------------------------------------------------

      Postretirement Benefits
      -----------------------

            The Bank sponsors an unfunded defined benefit postretirement life insurance plan covering substantially all of its employees and directors. The plan provides for a reducing level of term life insurance coverage following retirement.

            The life insurance premiums are charged to salaries and employee benefits expense when paid, inasmuch as they are insignificant in amount.

      Advertising Expenses
      --------------------

            Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2008 and 2007, amounted to $69,782 and $67,303, respectively.

      Income Taxes
      ------------

            Provisions for income taxes are based on both the taxes payable or refundable for the current year (after exclusion of non-taxable income, such as interest on state and municipal securities) as well as deferred taxes for temporary differences, between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the Financial Statements. Deferred tax assets and liabilities are included in the Financial Statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

      Cash Flows
      ----------

            For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, due from banks and Federal funds sold for a one-day period, when applicable.

            The Bank paid interest and income taxes of $4,499,748 and $460,000 and $4,774,116 and $620,000 during the years ended December 31, 2008 and 2007, respectively.

            Non-cash transactions included the unrealized (loss) gain on investment securities, available-for-sale, net of tax, amounting to ($869,348) and $52,632 and the net acquisition of real estate in the settlement of loans amounting to $78,842 and $0 during the years ended December 31, 2008 and 2007.

      Earnings Per Share
      ------------------

            Basic earnings per share are calculated on the weighted average number of common shares outstanding during each year as prescribed in Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128).

            A calculation of diluted earnings per share is not applicable to the Bank.

-----------------------------------------------------------------

      Recent Accounting Pronouncements
      --------------------------------

            In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition.

            In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and, accordingly, will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related tax contingencies under Statement No. 5, Accounting for Contingencies (SFAS No. 5). SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated.

            Management is currently assessing the impact of FIN 48 on its financial position and results of operations and has not yet determined if the adoption of FIN 48 will have a material effect on its financial statements.

            In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement. The Statement also emphasizes that fair value is a market-based measurement, not an entity-specific measurement and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under the Statement, fair value measurements are disclosed by level within that hierarchy. In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis for which delayed application is permitted until the Company's year beginning January 1, 2009.

            The adoption of the remaining provisions of SFAS No. 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

            In September 2006, the FASB ratified Emerging Issues Task Force
      (EITF) issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life

-----------------------------------------------------------------

      ----------------------------------------------

      Insurance Arrangements (EITF 06-4), and in March 2007, the FASB ratified EITF Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements (EITF 06-10). EITF 06-4 requires deferred compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of the life insurance. EITF 06-10 provides recognition guidance for postretirement benefit liabilities related to collateral assignment split-dollar life insurance arrangements, as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment split-dollar life insurance arrangement. EITF 06-4 and EITF 06-10 were effective for fiscal years beginning after December 15, 2007.

            The adoption of this statement did not have a material impact on the Company's financial position, results of operations or cash flows. See
      Note 19 for further information.

            In February 2007, FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. Statement No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. The Statement was effective for fiscal years beginning after November 15, 2007.

            The adoption of this Statement did not have a material impact on the Company's financial position, results of operations or cash flows.

            In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, Business Combinations (SFAS No. 141 (R)) and Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, and Amendment of ARB No. 51 (SFAS No.
      160). These new standards significantly change the accounting for and reporting of business combination transactions and noncontrolling interests (previously referred to as minority interests) in consolidated financial statements. Both standards are effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited.

            The effects of SFAS No. 141 (R) on the Company's financial statements will depend on the nature and significance of any acquisitions subject to SFAS No. 141 (R). The adoption of SFAS No. 160 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

            In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (SFAS No. 161). SFAS No. 161 requires additional disclosures about the objectives of using derivative instruments, the method by which the derivative instruments and related hedged items are accounted for under Statement No. 133 and its

-----------------------------------------------------------------

      ----------------------------------------------

      related interpretations, and the effect of derivative instruments and related hedged items on financial position, financial performance and cash flows. SFAS No. 161 also requires disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, or the Company's quarter ended March 31, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the Company's financial position and results of operations.

            In December 2008, the FASB issued Staff Position No. 132(R)-1, Employers' Disclosures about Postretirement Benefit Plan Assets (FSP FAS 132(R)-1). FSP FAS 132(R)-1 requires more detailed disclosures about employers' plan assets in a defined benefit pension or other postretirement plan, including employers' investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurement on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the Company's financial position and results of operations.

Note 2 - Investment Securities
------------------------------

      The amortized cost and fair values of investment securities at December 31, 2008 and 2007, are as follows:


                                                             2008
                                    --------------------------------------------------------
                                                     Gross          Gross
                                     Amortized     Unrealized     Unrealized
                                       Cost          Gains         Losses       Fair Value
                                    ------------  ------------    -----------  ------------
U.S. Government agencies
  and corporations                  $ 7,500,067     $ 93,388      $        -   $ 7,593,455
State and political subdivions       30,222,363       63,339         974,102    29,311,600
Mortgage-backed securities              711,322        1,936           4,368       708,890
Corporate securities                  2,250,466        1,226         518,867     1,732,825
                                    ------------  ------------    -----------  ------------
      Subtotal                       40,684,218      159,889       1,497,337    39,346,770
Equity Securities                       685,904            -               -       685,904
                                    ------------  ------------    -----------  -------------
      Total available-for-sale      $41,370,122     $159,889      $1,497,337   $40,032,674
                                    ============  ============    ===========  =============

                                      F-12

--------------------------------------------


                                                             2007
                                    --------------------------------------------------------
                                                     Gross          Gross
                                     Amortized     Unrealized     Unrealized
                                       Cost          Gains         Losses       Fair Value
                                    ------------  ------------    -----------  ------------
U.S. Government agencies
  and corporations                  $ 8,001,262   $    54,049      $      -    $ 8,055,311
State and political subsdivisions    31,045,889       106,808        93,763     31,058,934
Mortgage-backed securities              863,447           474        12,697        851,224
Corporate securities                  2,251,246        24,894       100,018      2,176,122
                                    ------------  ------------    -----------  ------------
      Subtotal                       42,161,844       186,225       206,478     42,141,591
Equity securities                       508,604             -             -        508,604
                                    ------------  ------------    -----------  ------------
      Total available-for-sale      $42,670,448   $   186,225     $ 206,478    $42,650,195
                                    ============  ============    ===========  ============

      Equity securities, at December 31, 2008 and 2007, consisted primarily of Federal Home Loan Bank stock, which is a required investment in order to participate in an available line of credit program. The stock is stated at par value as there is no readily determinable fair value.

      The amortized cost and fair value of debt securities at December 31, 2008 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                 Amortized           Fair
                                                   Cost              Value
                                                -----------       -----------
Due in one year                                 $ 1,000,466       $   941,140
Due after one year through five years             3,800,067         3,821,391
Due after five years through ten years           10,832,674        10,820,673
Due after ten years                              24,339,689        23,054,676
                                                -----------       -----------
     Subtotal                                    39,972,896        38,637,880
Mortgage-backed securities                          711,322           708,890
                                                -----------       -----------
     Total                                      $40,684,218       $39,346,770
                                                ===========       ===========

      In 2008 and 2007, proceeds from sales of securities available-for-sale were $4,609,312 and $4,522,806 respectively. Gross gains and losses of $24,407 and $4,606, respectively, were realized on the sales during 2008. Gross gains and losses of $5,785 and $18,680, respectively, were realized on the sales during 2007.

      Investment securities with an amortized cost and fair value of $11,706,841 and $11,527,464 at December 31, 2008, and $12,793,208 and $12,800,069 at
December 31, 2007, were pledged to secure public deposits and for other purposes, as required by law.

--------------------------------------------

      The gross fair value and unrealized losses of the Bank's investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:


                                                                         December 31, 2008
                                             ----------------------------------------------------------------------------
                                                   Less Than               Twelve Months
                                                 Twelve Months                Or More                    Totals
                                             ----------------------  -------------------------   ------------------------
                                               Fair      Unrealized     Fair       Unrealized      Fair        Unrealized
                                               Value       Losses       Value       Losses         Value        Losses
                                            ----------  -----------  -----------  -----------   -----------  ------------
State and political subdivisions            $4,182,787    $224,632   $14,505,416  $  749,470    $18,688,203   $  974,102
Mortgage backed securities                           -           -       125,100       4,368        125,100        4,368
Corporate securities                                 -           -     1,231,685     518,867      1,231,685      518,867
                                            ----------  -----------  -----------  -----------   -----------  ------------
     Total                                  $4,182,787    $224,632   $15,862,201  $1,272,705    $20,044,988   $1,497,337
                                            ==========  ===========  ===========  ===========   ===========  ============


                                                                         December 31, 2008
                                             ----------------------------------------------------------------------------
                                                   Less Than               Twelve Months
                                                 Twelve Months                Or More                    Totals
                                             ----------------------  -------------------------   ------------------------
                                               Fair      Unrealized     Fair       Unrealized      Fair        Unrealized
                                               Value       Losses       Value       Losses         Value        Losses
                                            ----------  -----------  -----------  -----------   -----------  ------------
State and political subdivisions            $1,293,194    $  1,762   $16,569,087  $   92,001    $17,862,281   $   93,763
Mortgage backed securities                       9,939           2       781,189      12,695        791,128       12,697
Corporate securities                                 -           -     1,149,983     100,018      1,149,983      100,018
                                            ----------  -----------  -----------  -----------   -----------  ------------
     Total                                  $1,303,133    $  1,764   $18,500,259  $  204,714    $19,803,392   $  206,478
                                            ==========  ===========  ===========  ===========   ===========  ============

      The table above, at December 31, 2008, includes 11 securities that have unrealized losses for less than twelve months and 37 securities that have been in an unrealized loss position for twelve or more months.

--------------------------------------------

      State and political subdivisions - The unrealized losses on the Bank's State and political subdivision obligations were caused by interest rate fluctuations along with unamortized premiums. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value at the earliest call date. Since the Bank amortizes any premium to the earliest call date and has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2008.

      Mortgage-backed securities - The unrealized losses on the Bank's mortgage-backed securities were caused by interest rate fluctuations along with the unamortized premium. The Bank amortizes the premium to expected maturity and adjusts for unusual prepayments. Since the Bank has the ability to hold this security to maturity and the decline in market is attributable to interest rate changes, the Bank does not consider this investment to be other-than-temporarily impaired at December 31, 2008.

      Corporate securities - The unrealized losses on the Bank's corporate securities consist of three securities, all at par value, and were caused by interest rate fluctuations. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than par value. Since the Bank has the ability to hold these investments until a recovery of fair value, which may be maturity, the Bank does not consider these investments to be other-than-temporarily impaired at December 31, 2008. One of the securities has been in an unrealized loss position for in excess of sixty months and has an unrealized loss of approximately $449,900 at December 31, 2008, however, the security has passed its initial call date of August 2003.

Note 3 - Loans
--------------

      Major classification of loans are as follows:


                                                    December 31,
                                           ------------------------------
                                              2008               2007
                                           ------------      ------------
Real estate loans                          $ 78,823,847      $ 68,211,137
Commercial and industrial loans              55,693,155        58,055,156
Tax-exempt obligations                        3,181,405         2,629,097
Installment loans                            32,097,008        28,573,207
                                           ------------      ------------
                                            169,795,415       157,468,597
Less:  Unearned income on loans                   6,063             9,672
                                           ------------      ------------
Loans, net of unearned income              $169,789,352      $157,458,925
                                           ============      ============

----------------------------

      At December 31, 2008 and 2007, the Bank had total recorded investments in impaired loans of $2,461,152 and $363,639, respectively. The average balance of these loans amounted to approximately $1,412,396 and $327,675 for the years ended December 31, 2008 and 2007, respectively. The allowance for loan losses related to impaired loans amounted to approximately $555,100 and $52,200 at December 31, 2008 and 2007, respectively. Interest income, recorded as received, amounted to $9,980 and $20,528 during 2008 and 2007, respectively.

      The Bank has no commitments to loan additional funds to the borrowers whose loans are considered to be impaired.

Note 4 - Allowance for Loan Losses
----------------------------------

      Changes in the allowance for loan losses are as follows:

                                              Years Ended December 31,
                                            ------------------------------
                                               2008              2007
                                            ------------      ------------
Balance, beginning of year                   $1,868,708        $1,933,566
Provisions charged to operations                300,000           150,000
Loans charged-off                              (746,700)         (223,138)
Recoveries                                        6,592             8,280
                                            ------------      ------------
     Balance, end of year                    $1,428,600        $1,868,708
                                            ============      ============

Note 5 - Bank Premises and Equipment
------------------------------------

      A summary of the bank premises and equipment is as follows:


                                                     December 31,
                                             ------------------------------
                                                 2008              2007
                                             ------------      ------------
Land                                          $  353,975        $  353,975
Bank premises and improvements                 2,996,065         2,932,085
Furniture and equipment                        2,929,207         2,903,333
                                             ------------      ------------
                                               6,279,247         6,189,393
Less:  Accumulated depreciation                4,578,650         4,434,171
                                             ------------      ------------
  Net bank premises and equipment             $1,700,597        $1,755,222
                                             ============      ============

      Depreciation charged to income was $144,479 and $120,171 during the years ended December 31, 2008 and 2007, respectively.

Note 6 - Other Real Estate Owned
--------------------------------

      Real estate acquired through foreclosure is recorded at the lower of cost or market at the time of acquisition, based on appraisals of the real estate involved. Other real estate owned, which includes real estate sales contracts, at December 31, 2008 and 2007 was $210,145 and $102,174, respectively. Additional costs associated with holding the properties are expensed as incurred.

Note 7 - Cash Surrender Value of Life Insurance
-----------------------------------------------

      The Bank has purchased Bank Owned Life Insurance (BOLI) policies on certain directors and officers.

      The policies are split-dollar life insurance policies which provide for the Bank to receive the cash value of the policy and to split the residual proceeds with the director/officer's designated beneficiary upon the death of the insured.

Note 8 - Deposits
-----------------

      Deposits are summarized as follows:


                                                         December 31,
                                                 ------------------------------
                                                    2008              2007
                                                 ------------      ------------
Demand deposits - non interest bearing           $ 27,413,367       $29,464,741
NOW accounts                                       17,593,593        18,143,685
Money market accounts                               6,414,747        10,083,170
Savings deposits                                   33,529,592        34,305,299
Time certificates                                  95,506,256        88,210,494
                                                 ------------      ------------
     Total deposits                              $180,457,555      $180,207,389
                                                 ============      ============

      The aggregate amounts of certificates of deposit of $100,000 or more were $31,609,697 and $29,557,625 at December 31, 2008 and 2007, respectively.

      Interest expense related to these certificates of deposit was $1,111,213 and $1,297,427 in 2008 and 2007, respectively.

      The scheduled maturities of time deposits at December 31, 2008, are as follows:


          2009                    $ 67,184,633
          2010                      16,370,639
          2011                       6,458,179
          2012                       2,614,689
          2013                       2,878,116
                                  -------------
              Total               $ 95,506,256
                                  =============

Note 9 - Short-Term Borrowings
------------------------------

      A summary of aggregate short-term borrowings for the years ended December 31, 2008 and 2007, respectively, is as follows:


                                                      2008              2007
                                                 ------------      ------------
Amount outstanding at year-end                    $7,500,000        $        -
Average interest rate at year-end                       0.72%                -

Maximum amount outstanding at any month-end       $8,620,000        $4,375,000
Average amount outstanding                        $2,105,545        $  734,270
Average interest rate:
   Federal funds purchased                              2.37%             5.26%
   Federal Home Loan Bank advance                       2.16%             5.32%

      Federal funds purchased and Federal Home Loan Bank advances generally mature within six months from the transaction date.

      The Bank has an approved Maximum Borrowing Capacity of $81,650,000 with the Federal Home Loan Bank (FHLB) and an approved Borrowing Facility of $6,000,000 with the Atlantic Central Bankers Bank (ACBB). The Bank is required to purchase and maintain stock in the FHLB and pledge a general assignment of its assets as guarantee for the maximum borrowing capacity. The Bank is also required to purchase and maintain stock in and maintain a corresponding banking relationship with the ACBB as a guarantee for the borrowing facility.

Note 10 - Accumulated Other Comprehensive Income
------------------------------------------------

      Accumulated other comprehensive income of ($882,715) and ($13,367) at December 31, 2008 and 2007, respectively, consisted entirely of unrealized gains or losses on available-for-sale securities, net of tax.

      A reconciliation of other comprehensive income for the years ended December 31, 2008 and 2007 is as follows:

                                                               2008
                                               --------------------------------------
                                                                Tax
                                               Before-Tax    (Expense)    Net-of-Tax
                                                Amount        Benefit        Amount
                                               ------------  ----------    ----------
Unrealized losses on available-for-sale
  securities:

  Unrealized holding losses arising during
     the year                                  ($1,336,996)  $  454,579    ($882,417)
  Less:  Reclassification adjustment for
     losses realized in net income                  19,801       (6,732)      13,069
                                               ------------  -----------   ----------
  Net unrealized gains                         ($1,317,195)     447,847     (869,348)
                                               ------------  -----------   ----------
      Other comprehensive income               ($1,317,195)  $  447,847    ($869,348)
                                               ============  ===========   ==========

--------------------------------------------------------------

                                                               2008
                                               ---------------------------------------
                                                                Tax
                                               Before-Tax    (Expense)    Net-of-Tax
                                                Amount        Benefit        Amount
                                              ------------  ------------  ------------
Unrealized gains on available-for-sale
  securities:

  Unrealized holding gains arising during
     the year                                 $  66,850      ($22,729)     $ 44,121

  Less:  Reclassification adjustment for
    losses realized in net income               (12,895)        4,384        (8,511)
                                              ------------  ------------  ------------
  Net unrealized gains                           79,745       (27,113)       52,632
                                              ------------  ------------  ------------
      Other comprehensive income              $  79,745      ($27,113)     $ 52,632
                                              ============  ============  ============

Note 11 - Profit Sharing Plan
-----------------------------

      The Bank sponsors a 401(k) deferred compensation and profit sharing plan for eligible employees. Eligible employees may elect deferrals of up to the maximum amounts permitted by law. The Bank's contributions to the plan are made at the discretion of the Board of Directors based on includable compensation.

      The Bank's expenses for the plan were $208,000 and $250,000 for the years ended December 31, 2008 and 2007, respectively.

Note 12 - Income Taxes
----------------------

      The total income taxes in the Statements of Income are as follows:

                                           Years Ended December 31,
                                          ------------------------------
                                              2008              2007
                                          ------------      ------------
Current provision                         $  451,668        $  626,841
Deferred tax provision                       113,332            29,159
                                          ------------      ------------
     Total                                $  565,000        $  656,000
                                          ============      ============

------------------------------------

      A reconciliation of income taxes at statutory rates to applicable income taxes reported in the Statements of Income is as follows:


                                                   Years Ended December 31,
                                                 ------------------------------
                                                    2008              2007
                                                 ------------      ------------
Provisions at statutory rates on pretax income   $ 1,048,770       $ 1,263,750
Add (deduct) tax effect of:
  Non-taxable interest income                       (538,953)         (569,275)
  Non-taxable life insurance proceeds                      -          (100,327)
  Non-deductible interest expense                     47,953            57,665
  Other items, net                                     7,230             4,187
                                                 ------------      ------------
     Applicable income taxes                     $   565,000       $   656,000
                                                 ============      ============

      The components of the net deferred tax provision are as follows:



                                                   Years Ended December 31,
                                                 ------------------------------
                                                    2008              2007
                                                 ------------      ------------
Provisions for loan losses                       $  149,637         $  22,052
Depreciation                                         17,452            33,149
Alternative minimum tax                             (53,235)          (25,764)
Other                                                  (522)             (278)
                                                 ------------      ------------
    Total                                        $  113,332         $  29,159
                                                 ============      ============

      The significant components of deferred tax assets and liabilities are as follows:



                                                   Years Ended December 31,
                                                 ------------------------------
                                                    2008              2007
                                                 ------------      ------------
Deferred tax assets:
  Allowance for loan losses                      $  291,471        $  441,108
  Unrealized securities losses                      454,732             6,886
  Alternative minimum tax                            78,999            25,764
                                                 ------------      ------------
     Total deferred tax assets                      825,202           473,758
                                                 ------------      ------------
Deferred tax liabilities
  Depreciation                                      107,073            89,621
  Other                                               2,904             3,426
                                                 ------------      ------------
     Total deferred tax liabilities                 109,977            93,047
                                                 ------------      ------------
     Net deferred tax asset                       $ 715,225        $  380,711
                                                 ============      ============

      In management's opinion, the deferred tax assets are realizable as the Bank has a history of taxable income and a carryback potential greater than the deferred tax assets. Management is not aware of any evidence that would preclude the Bank from realizing the benefit in the future and, accordingly, has not established a valuation allowance against the deferred tax assets.

Note 13 - Fair Value of Financial Instruments
---------------------------------------------

      General
      -------

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires the disclosure of the estimated fair value of on and off-balance sheet financial instruments. For Old Forge Bank, as for most financial institutions, in excess of 90% of its assets and liabilities are considered financial instruments as defined in SFAS 107. Many of the Bank's financial instruments however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Bank's general practice to hold its financial instruments to maturity and to not engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Bank for the purposes of this disclosure.

      Valuation Methods and Assumptions
      ---------------------------------

            Estimated fair values have been determined by the Bank using the best available data, an estimation methodology suitable for each category of financial instruments.

            Financial instruments actively traded in a secondary market have been valued using quoted available market prices. Those with stated maturities have been valued using future cash flow with an applicable rate approximating current market for similar assets and liabilities. Those liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the carrying amount balance. The rate used in these calculations is the current loan rate adjusted for non-interest operating costs, credit loss and assumed prepayment risk.

            Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

            The Bank's remaining assets and liabilities are not considered financial instruments and have not been valued within the following table. Accordingly, the aggregate of fair value amounts presented does not attempt to represent the aggregate assets and liabilities of the Bank.

            The carrying amount and estimated fair value of financial instruments at December 31, 2008 and 2007 are as follows:


                                       December 31, 2008             December 31, 2007
                                   --------------------------    --------------------------
                                    Carrying        Fair          Carrying        Fair
                                     Amount         Value          Amount         Value
                                   ------------  ------------    -----------   ------------
Assets
------

   Cash and cash equivalents       $  4,275,208  $  4,275,208    $  7,279,693  $  7,279,693
   Investment securities             40,032,674    40,032,674      42,650,195    42,650,195
   Net loans                        168,360,752   175,197,680     155,590,217   156,388,301

Liabilities
-----------
   Demand deposits                   84,952,045    84,952,045      91,996,895    91,996,895
   Time deposits                     95,506,256    97,290,599      88,210,494    88,622,381

Note 14 - Commitments and Contingent Liabilities
------------------------------------------------

      In the normal course of business, there are outstanding commitments and contingent liabilities, created under prevailing terms and collateral requirements, such as commitments to extend credit and letters of credit which are not reflected in the accompanying Financial Statements. The Bank does not anticipate any losses as a result of these transactions. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Balance Sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

      Financial instruments, whose contract amounts represent credit risk at December 31, 2008 and 2007, are as follows:

                                             2008              2007
                                         ------------      ------------
Commitments to extend credit
  Fixed rate                             $  205,915        $ 2,120,110
  Variable rate                           9,113,846          6,690,124

Standby letters of credit                 4,465,383          3,439,179

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments include loans-in-process, available borrowing under commercial line of credit agreements and available borrowing under home equity agreements. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Note 15 - Concentration of Credit Risk
--------------------------------------

      Most of the Bank's lending activity is with customers located in the Bank's geographic market area and repayment is affected by economic conditions in this market area.

      The Bank may, from time to time, maintain correspondent bank balances in excess of $100,000 each. Management is not aware of any evidence that would indicate that such deposits are at risk.

Note 16 - Related Party Transactions
------------------------------------

      The following table represents the indebtedness of directors, officers, employees and companies in which they have 10 percent or more beneficial ownership. Related party loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time of the loan for comparable transactions with unrelated persons.

--------------------------------------------------


                                           Years Ended December 31,
                                         ------------------------------
                                            2008              2007
                                         ------------      ------------
Balance, beginning of year               $ 4,478,982       $ 4,748,140
Additions                                    457,885           255,827
Reductions                                (1,313,374)         (524,985)
                                         ------------      ------------
     Balance, end of year                $ 3,623,493       $ 4,478,982
                                         ============      ============

Note 17 - Restrictions that Limit the Availability of Surplus and/or Retained
------------------------------------------------------------------------------
Earnings for Dividend Purposes
------------------------------

      The Pennsylvania Banking Code restricts, in all state-chartered banks, the availability of capital funds for the payment of dividends to the Retained Earnings of the bank. Accordingly, at December 31, 2008, the balances in the Capital Stock and Additional Paid-in Capital accounts, totaling $6,000,000, were unavailable for dividend payments.

Note 18 - Regulatory Matters
----------------------------

      The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total Capital and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2008, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 2008, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

------------------------------------------

      The Bank's actual capital amounts and ratios are also presented in the table.


                                                                    For Capital Adequacy          To Be "Well
                                                  Actual                  Purposes                Capitalized"
                                           ----------------------  ------------------------  -----------------------
                                             Amount        Ratio      Amount        Ratio       Amount       Ratio
                                           ------------   -------  -------------  ---------  ------------  ---------
December 31, 2008
Total Capital (to Risk-Weighted Assets)    $35,640,000     21.2%   >$13,470,720    >8.0%     $16,838,400    >10.0%
                                                                   -               -                        -
Tier 1 Capital (to Risk-Weighted Assets    $34,212,000     20.3%   >$ 6,735,360    >4.0%     $10,103,040    > 6.0%
                                                                   -               -                        -
Tier 1 Capital (to Average Assets)         $34,212,000     15.4%   > $8,871,160    >4.0%     $11,088,950    > 5.0%
                                                                   -               -                        -


                                                                    For Capital Adequacy          To Be "Well
                                                  Actual                  Purposes                Capitalized"
                                           ----------------------  ------------------------  -----------------------
                                             Amount        Ratio      Amount        Ratio       Amount       Ratio
                                           ------------   -------  -------------  ---------  ------------  ---------
December 31, 2007
Total Capital (to Risk-Weighted Assets)    $35,163,000     22.1%   >$12,749,440    >4.0%     $15,936,800    >10.0%
                                                                   -               -                        -
Tier 1 Capital (to Risk-Weighted Assets    $33,294,000     20.9%   >$ 6,374,720    >4.0%     $ 9,562,080    > 6.0%
                                                                   -               -                        -
Tier 1 Capital (to Average Assets)         $33,294,000     15.5%   >$ 8,591,160    >4.0%     $10,738,950    > 5.0%
                                                                   -               -                        -

Note 19 - Change in Accounting Principle
----------------------------------------

      During the year ended December 31, 2008, the Bank implemented the guidance in Emerging Issues Task Force (EITF) Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. The EITF required postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the Bank. As allowed by the EITF, the Company recorded a charge to Retained Earnings, as of January 1, 2008, in the amount of $87,330 to record the accumulated liability through December 31, 2007. The Company recorded an expense of $17,604 for the year ended December 31, 2008.

Note 20 - Agreement and Plan of Merger
--------------------------------------

      An Agreement and Plan of Merger (The Agreement) by and between Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank, dated December 5, 2008, provides for, among other things, Penseco to acquire Old Forge Bank through a two-step merger transaction. Old Forge Bank will be merged with and into Penn Security Bank and Trust Company. Following the merger, Penn Security Bank and Trust Company will continue to operate as a banking subsidiary of Penseco Financial Services Corporation.

      Shareholders of Old Forge Bank will be entitled to receive the merger consideration in either cash or shares of Penseco common stock, or any combination thereof, subject to certain limitations and allocation procedures set forth in the agreement. The per share amount will be calculated from the cash consideration and the value of the stock consideration based on the Penseco closing price, as such term is defined in the Agreement. The per share amount will be approximately $103.76, provided that the Penseco closing price is between $35.99 and $39.77 per share.

      Penseco and Old Forge Bank have agreed to use reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Deposit Insurance Corporation, under the Federal Bank Merger Act, and the Pennsylvania Department of Banking under the Pennsylvania Banking Code of 1965, as well as various other regulatory authorities. The transaction is also subject to the non-objection of the Federal Reserve Bank of Philadelphia, because the merger involves an acquisition by a bank holding company. Old Forge Bank and Penseco have completed the filing of applications and notifications to obtain the required regulatory approvals.